UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2024

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of July 30, 2024, Scorpius Holdings, Inc. (the “Company”) entered into a Note Cancellation and Amendment to Asset and Equity Interests Purchase Agreement (the “Amendment”) of that certain 1% non-convertible promissory note, dated May 1, 2024, in the principal amount of $750,000 (the “Note”), issued by the Company to Elusys Holdings Inc. (“Elusys Holdings”) and to the Asset and Equity Interests Purchase Agreement (the “Purchase Agreement”), dated as of December 11, 2023, by and between Elusys Holdings and the Company. Pursuant to the Amendment the Note was cancelled in exchange for an amendment to the Asset and Equity Interests Purchase Agreement which eliminates the payment of any royalty fees by Elusys Holdings to the Company and instead provides a cash payment to the Company of $2.5 million on or prior to December 31, 2028.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreement

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the cancellation of the Note is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Note Cancellation and Amendment to Asset and Equity Interests Purchase Agreement, effective July 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2024	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer